UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 11, 2025

Date of Report (Date of earliest event reported)

FUNKO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38274	35-2593276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2802 Wetmore Avenue

Everett, Washington 98201

(Address of Principal Executive Offices) (Zip Code)

(425) 783-3616

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	FNKO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2025, the Board of Directors (the “Board”) of Funko, Inc. (the “Company”) appointed Josh Simon as the Company’s Chief Executive Officer and a Class II director, in each case effective September 1, 2025 (the “Effective Date”). Mr. Simon succeeds Michael Lunsford, the Company’s Interim Chief Executive Officer, who will continue to serve in this capacity until August 31, 2025, and will subsequently continue to serve as a member of the Board following the Effective Date.

Mr. Simon, age 47, most recently served as Vice President, Global Consumer Products at Netflix, Inc., a media company, from March 2020 to August 2025. In this position, Mr. Simon led all aspects of the consumer products business division, including overseeing its global merchandise business, live experiences, and the Roald Dahl Story Company. He also launched Netflix’s first e-commerce platform for consumer products and managed relationships with the world’s largest retailers, including Walmart and Target, and oversaw the growth of the Netflix Live Experience business launching more than 40 unique experiences across 300 cities around the world. Prior to Netflix, Mr. Simon served in multiple leadership roles at Nike, Inc., a global athletic apparel company, from January 2015 to February 2020, including serving as Vice President, Product and Merchandising Strategy and Head of Global Category Strategy. He also served in senior roles at The Walt Disney Company, a media and entertainment company, from 2000 to 2006, including as Director of Production & Development. Mr. Simon received his B.A. in Economics from Harvard University. The Company believes Mr. Simon is qualified to serve on the Board due to his extensive leadership experience in operations, licensing and strategy and his perspective as the Company’s Chief Executive Officer.

In connection with Mr. Simon’s appointment as Chief Executive Officer, the Company entered into an Employment Agreement with Mr. Simon on August 11, 2025 (the “Simon Agreement”). The term of employment under the Simon Agreement is for three years and will automatically renew for up to two successive one-year periods unless either party provides at least 90 days’ advance written notice of non-renewal. The Simon Agreement provides, among other things, that, in connection with his appointment as Chief Executive Officer, Mr. Simon will receive an annual base salary of $1,000,000 per year, an annual cash incentive opportunity at a target of 100% of his annual base salary and, commencing with fiscal 2027 and annually thereafter, an annual long-term incentive equity award having a target value of at least $2,500,000, as determined by the Board or a committee thereof. In addition, Mr. Simon will be entitled to relocation assistance in an amount up to $100,000 to facilitate his move to Everett, Washington after his first year of service with the Company.

In addition, the Company has granted Mr. Simon sign-on equity awards, effective September 1, 2025, consisting of (i) a restricted stock unit award covering 1,000,000 Company shares of Class A common stock (the “Start Date Grant”), and (ii) 750,000 restricted stock units with respect to shares of Class A common stock (the “Inducement Grant”). The Start Date Grant will vest over four years in four equal annual installments on each of the first four anniversaries of the Effective Date, subject to Mr. Simon’s continued service through the applicable vesting dates, provided that the Start Date Grant will accelerate automatically in full upon a “change in control” (as defined in the Company’s 2024 Inducement Award Plan (or any successor plan thereto)).

The Inducement Grant will vest as to: (A) 1/3 of the restricted stock units subject to the Inducement Grant over three years in three equal annual installments on each of the first three anniversaries of the Effective Date, (B) 1/3 of the restricted stock units subject to the Inducement Grant based on the achievement of a stock price hurdle equal to or greater than $8.00 per share based on (I) the average of the Company’s closing share price over a 45 trading day trailing average or (II) the price received by holders of Class A common stock in connection with a change in control for each share of Class A common stock held on the date of such change in control, and (C) the remaining 1/3 of the restricted stock units subject to the Inducement Grant based on the achievement of a stock price hurdle equal to or greater than $20.00 per share based on (I) the average of the Company’s closing share price over a 45 trading day trailing average or (II) the price received by holders of Class A common stock in connection with a change in control for each share of Class A common stock held on the date of such change in control, which stock price hurdles must be achieved prior to the seventh anniversary of the Effective Date, and in each case subject to Mr. Simon’s continued service through the applicable vesting dates.

If Mr. Simon’s employment is terminated by the Company without “cause” or by Mr. Simon for “good reason” (each as defined in the Simon Agreement), or due to the Company’s election not to renew or extend the term of the Simon Agreement, Mr. Simon will be entitled to receive, subject to his execution and non-revocation of a general release of claims in favor of the Company, the following: (i) an amount in cash equal to twenty-four (24) months of base salary, payable in twelve monthly installments over the twelve (12) month period from the date of termination, (ii) reimbursement, for up to twelve (12) months, of the Company-paid portion of COBRA premiums, and (iii) with respect to any unvested equity award (1) that is subject solely to a time-based vesting condition, acceleration and vesting of the portion of such award that would have vested during the twelve (12) month period immediately following the date of such termination, and (2) that is subject to subsequent performance-based vesting, its eligibility to vest and be settled will be determined in accordance with the terms of the applicable award agreement(s) (the “Equity Acceleration”); provided, that if such qualifying termination occurs on or within eighteen (18) months following a change in control, any unvested equity award granted to Mr. Simon that is subject solely to a time-based vesting condition will accelerate and vest in full.

If Mr. Simon’s employment is terminated by reason of death or “disability” (as defined in the Simon Agreement), Mr. Simon will receive the Equity Acceleration, subject to his execution and non-revocation of a general release of claims in favor of the Company.

Mr. Simon will be bound by standard restrictive covenants under the Simon Agreement, including, among other terms, perpetual confidentiality restrictions, non-competition and non-solicitation restrictions during the term of the Simon Agreement, and non-disparagement obligations.

The foregoing description of the Simon Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Simon Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Employment Agreement between the Company and Josh Simon, effective August 11, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2025	FUNKO, INC.

	By:	/s/ Tracy Daw
Tracy Daw
Chief Legal Officer and Secretary